Exhibit 32-1
Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002
     In connection with the Quarterly Report of Lexington Precision Corporation, a Delaware corporation (the “Company”), on Form 10-Q for the period ended March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, the Chairman of the Board, hereby certifies pursuant to 18 U.S.C. §1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to the undersigned’s knowledge other than, with respect to clause (1) below, the timing of the Report:
     (1) the Report of the Company filed today pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), fully complies with the requirements of Section 13(a) of the Exchange Act; and
     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael A. Lubin

Michael A. Lubin
Chairman of the Board
(Co-Principal Executive Officer)
June 6, 2007
A signed original of this written statement required by Section 906 has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.
This certification accompanies the Company’s Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Exchange Act. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.